Exhibit (n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to use in this Registration Statement (No. 333-175654) on Form N-2 (Pre-Effective Amendment No. 2) of FS Investment Corporation II of our report dated January 13, 2012, relating to our audit of the financial statements, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Philadelphia, Pennsylvania

January 13, 2012